FORESIDE FUND SERVICES, LLC

DEALER AGREEMENT

This agreement is made and effective as of this [-] day of [-], 20[-], by and between Foreside Fund Services, LLC, a Delaware limited liability company (“Distributor”) and [DEALER NAME], a [CORPORATE FORM/JURISDICTION] (“Dealer” and, together with Distributor, the “Parties”).

WHEREAS, Distributor has entered into a distribution agreement (each, a “Distribution Agreement”), as amended or supplemented from time to time, with each closed-end management investment company identified on Schedule A hereto (each, a “Fund” and collectively, the “Funds”); and

WHEREAS, each Fund is registered under the U.S. Investment Company Act of 1940 (“Investment Company Act”), operated as an “interval fund” under the Investment Company Act and authorized to issue shares of beneficial interest (“Shares”); and

WHEREAS, pursuant to each Distribution Agreement, Distributor has been authorized to make arrangements for qualified broker-dealers to solicit from the public orders to purchase the class(es) of Shares listed from time to time on Schedule A hereto (each, a “Class”); and

WHEREAS, Dealer desires to serve as a selected dealer of each Fund.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.  Role of Authorized Dealer.

(a) Dealer agrees to assist the Distributor and each Fund in soliciting from the public orders to purchase Shares of the Funds. The Dealer shall, however, have no obligation to purchase or sell or to solicit the purchase or sale of Shares of any Fund. The Dealer will discuss with its customers the overall investment needs of each customer and will assist the customer in evaluating what portion of the customer’s assets is suitable for investment in Shares of the respective Funds. Dealer shall remain solely responsible for all suitability determinations made in regard to the customer’s investment in Shares. As, when and if Dealer determines to purchase Shares of a Fund or Dealer receives a customer order for the purchase of Shares of a Fund and Dealer determines to accept such order, Dealer shall comply with the procedures relating to the purchase of Shares of such Fund as set forth in the prospectus relating to the Shares of such Fund or the relevant Class thereof (the “Prospectus”) and the statement of additional information relating to the Shares of such Fund or the relevant Class thereof (the “SAI”), each as most recently amended or supplemented. Dealer shall further comply with any eligibility requirements for investment in Shares of a Fund as disclosed in the Prospectus, including (if applicable) the customer being deemed a “qualified client” within the meaning of Rule 205-3 under the Investment Advisers Act of 1940, as amended. In addition, to the extent any Fund is an “interval fund” that makes periodic offers to repurchase Shares from shareholders (a “Repurchase Offer”) pursuant to Rule 23c-3 under the Investment Company Act, Dealer shall comply with the procedures for such Repurchase Offers as set forth in the Prospectus, SAI or any notification from the Fund or the Distributor relating to a Repurchase Offer (“Repurchase Offer Notice”). The procedure relating to the handling of orders shall be subject to such further instructions as the Fund (or its designee) or Distributor shall forward to Dealer in writing from time to time.

(b) All orders for the purchase of Shares of any Class of any Fund shall be executed at the then applicable public offering price and subject to the minimum investment amount set forth in the Prospectus for such Fund or Class, subject to any waivers or reductions of the initial sales charge, if any, that may apply to such Class (the “Sales Charge”) or dealer allowances (the “Dealer Allowances”) as described in such Prospectus as amended from time to time; and all repurchases of Shares of any Class by the Fund shall be executed at the net asset value per Share less any applicable deferred Sales Charge, redemption fee or early withdrawal charge as described in the Prospectus for such Fund or Class at the time of the initial sale of such Shares. Any amendment to a Prospectus which affects the Sales Charge, Dealer Allowance, waivers or discounts shall not affect the Sales Charge, Dealer Allowance, discounts or waivers with respect to sales on which orders have been accepted by a Fund prior to the date of notice of such amendment. The placement of an order for Shares of a Fund or Class by Dealer after the date of any notice of such amendment shall conclusively evidence agreement to be bound thereby. Dealer also acknowledge that the amounts charged to the public for Shares of a Fund or Class may include such transaction fees (“Transaction Fees”) as may be described in the relevant Prospectus and SAI. Distributor shall make a reasonable effort to notify Dealer of any redetermination or suspension of the public offering, but Distributor shall be under no liability for failure to do so. Reduced Sales Charges may also be available as a result of a cumulative discount or pursuant to a statement of intent as set forth in the Prospectus. Dealer agrees to advise Distributor promptly as to the amounts of any sales made by Dealer to the public qualifying for reduced Sales Charges.

(c) In purchasing Shares of a Fund, Dealer shall rely solely on the representations contained in the Prospectus and SAI relating to such Fund, as most recently amended, and in the registration statement on Form N-2 relating to the Shares, including all exhibits, as of the effective date of the most recent post-effective amendment thereto (“Registration Statement”). Dealer will not furnish to any person any information relating to the Shares of any Fund that is inconsistent with information contained in the relevant Prospectus, SAI and Registration Statement, or any printed information issued by any Fund as information supplemental to such Prospectuses and SAIs; and Dealer will not publish or use any other advertising or sales material relating to any Fund without prior written consent (but, notwithstanding such consent, Dealer shall remain solely responsible for any advertising or sales material Dealer prepares). Dealer agrees to indemnify and hold Distributor and the respective Fund harmless against any liabilities (including costs of investigation and defense) to which Distributor or a Fund may become subject in respect of any such information, advertising or sales material that is furnished to any person, published or used without prior written consent of the respective Fund (or its designee) or Distributor.

(d) In connection with the sale of Shares of the Funds to the public, Dealer shall act for its own account, whether as agent or principal. In connection with the transmission of purchase, tender for repurchase, redemption, exchange, and/or transfer requests placed by its customers, Dealer is authorized to receive such orders from customers on the Fund’s behalf and will follow the procedures as agreed between the Parties from time to time. Subject to Dealer’s compliance with those procedures, Dealer will be considered a limited agent for Distributor and the Funds solely for the purpose of receiving such orders. All other services provided by the Dealer will be provided by the Dealer either as an independent contractor or as agent for its customers and not as agent for the Funds, Distributor or any of their affiliates. Dealer agrees that neither the Distributor nor any Fund nor any of their agents shall have any responsibility or liability to review any purchase, tender for repurchase, redemption, exchange, and/or transfer request which is presented by Dealer to determine whether such request is genuine or authorized by the customer of Dealer or to determine the suitability of the selected Class or Fund for such customer. Distributor, each Fund and their agents shall be entitled to rely conclusively on any purchase, tender for repurchase, redemption, exchange, and/or transfer request communicated to any of them by Dealer, and shall have no liability whatsoever for any losses, claims or damages to or against Dealer or any customer resulting from a failure of Dealer to transmit any such request, or from any errors contained in any request. Any such failure or error shall be the responsibility of Dealer. Distributor and Dealer agree that the procedures for the purchase, tender for repurchase, redemption, exchange, and/or transfer of Shares, including all relevant time and notification requirements, specified in the then-effective Prospectuses, Repurchase Offer Notice or as communicated to Dealer by the Fund or the Distributor, shall govern the purchase, tender for repurchase, redemption, exchange, and/or transfer of Shares for the accounts of the Dealer’s customers.

(e) Dealer acknowledges and understand that Shares of the Funds will not be listed for trading on any national securities exchange and though the Funds intend to make periodic repurchases of a portion of Funds Shares, the Shares should be considered to be illiquid and not readily marketable. ANY REPRESENTATION AS TO A REPURCHASE OFFER, OTHER THAN THAT WHICH IS SET FORTH IN ITS THEN CURRENT PROSPECTUS OR THE REPURCHASE OFFER NOTICE, IS EXPRESSLY PROHIBITED.

(f) Dealer represents that it is a broker-dealer properly registered and qualified under all applicable federal, state and local laws to engage in the business and transactions described above and, in this agreement, and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”). Dealer shall maintain all records required by Applicable Laws (as defined below) or that are otherwise reasonably requested by Distributor relating to Dealer’s transactions in Shares. In addition, Dealer shall notify Distributor immediately in the event Dealer’s status as a member of FINRA or SIPC changes. Dealer shall at all times comply with: (i) the provisions of this agreement related to compliance with all Applicable Laws and (ii) the terms of each registration statement and Prospectus for the applicable Fund.

2.  Blue Sky and other Qualifications.

(a) The applicable Fund will make available to Dealer a list of the states or other jurisdictions in which Shares are registered for sale or are otherwise qualified for sale, which may be revised by the Fund from time to time.

(b) Dealer shall be responsible for any qualification, if necessary, required under the securities or Blue-Sky laws of all jurisdictions relating to Dealer’s ability to lawfully act as a broker-dealer (collectively, “Broker-Dealer Qualification Laws”). Dealer will indemnify and hold Distributor and each Fund harmless against any liabilities (including costs of investigation and defense) to which Distributor or a Fund may become subject insofar as such liabilities arise out of or are based upon any violation of any Broker-Dealer Qualification Law.

(c) Each order that Dealer submits to a Fund for the purchase of Shares of any Fund shall identify the state or states of residence of the customers who will be the beneficial owners of such Shares. If the sale of Shares of such Fund to customers in a particular state would cause the total number of Shares of such Fund sold in such state to exceed the number of Shares of such Fund that had been registered in such state, Distributor will have no obligation to sell such Shares to Dealer or its customers. Dealer will indemnify and hold Distributor and each respective Fund harmless against any liabilities (including costs of investigation and defense) to which a Fund may become subject as a result of any misrepresentation as to the state of residence of customers for whom Dealer purchases Shares.

3.  Orders and Payment for Shares.

(a) All orders that Dealer submits for transactions in Shares shall reflect orders received from its customers or shall be for its account for its own bona fide investment. Dealer will date and timestamp its customer orders and forward them promptly each business day and in any event prior to the time required by the Fund’s Prospectus. For purposes of this agreement, “business day” shall refer to any day that the Fund is open for business, as set forth in the Prospectus. As agent for its customers, Dealer shall not withhold placing customers’ orders for any Shares so as to profit Dealer or its customers as a result of such withholding. Subject to the terms and conditions set forth in the Prospectus and any operating procedures and policies established by Distributor or the Fund (directly or through its transfer agent) from time to time, Dealer is hereby authorized to place orders directly with the Fund for the purchase of Shares. All purchase orders Dealer submits are subject to acceptance or rejection by each respective Fund, and Distributor reserves the right to suspend or limit the sale of Shares. No conditional orders will be accepted.

(b) All orders that are accepted for the purchase of Shares shall be executed at net asset value (“NAV”) per share on the relevant subscription date, plus any applicable sales charge, as described in the Prospectus.

(c) Payment for Shares of any Class ordered from Dealer, in the amount of the then-current public offering price of Shares of such Class as determined in accordance with the terms of the applicable Prospectus, shall be made in federal funds or by check or bank wire and must be received by the Fund’s transfer agent within two business days or such other settlement period as may then be required by FINRA Rule 2341(m) or any applicable successor rule (the “Required Settlement Period”).

(d) Dealer agrees that all orders for Fund Shares shall have been received by the respective Fund’s transfer agent by the close of trading (currently 4:00 p.m. Eastern time) on the New York Stock Exchange (the “Close of Trading”) on each business day that the Fund is open for business and that any orders received by Dealer after the Close of Trading on any given business day will be transmitted to the Fund or its agent on the next business day. Dealer further agrees that all such orders received by Dealer from its customers by the Close of Trading on any business day will be delivered to the respective Fund’s transfer agent on such business day on or prior to the time specified by Distributor, the Fund or its agent and/or in accordance with applicable law or regulation. In connection with any request to repurchase shares transmitted through the National Securities Clearing Corporation, Dealer agrees to transmit electronically, utilizing DTCC’s National Securities Clearing Corporation’s “NSCC” Fund/SERV service, repurchase requests received by Dealer from customers by the Close of Trading to the Fund or its agent such that such orders are received by Fund or its agent no later than 7:30 pm Eastern time on the date by which shareholders can tender their Shares in response to a repurchase offer.

4.  Compliance with Applicable Laws; Distribution of Prospectus and Reports; Confirmations.

(a) In connection with its respective activities hereunder, each Party shall abide by the Conduct Rules of FINRA and all other rules of self-regulatory organizations of which it is a member, as well as all laws, rules and regulations, including all federal and state securities laws, that are applicable to it (and its associated persons) from time to time in connection with its activities hereunder (“Applicable Laws”).

(b) Unless otherwise mutually agreed in writing, Dealer shall deliver or cause to be delivered to each customer who purchases Shares from or through Dealer, copies of all Prospectuses, annual and interim reports, proxy solicitation materials, and any other information and materials relating to the applicable Fund and prepared by or on behalf of the Fund or Distributor.

(c) If required by Rule 10b-10 under the Securities Exchange Act of 1934, as amended (“Exchange Act”) or other Applicable Laws, Dealer shall send or cause to be sent confirmations or other reports to its customers containing such information as may be required by Applicable Laws.

5.  Compensation.

(a) When Dealer sells Shares of a Fund, Dealer will be entitled to receive that portion of the Sales Charge, if any, and any other compensation, that may apply to such Fund and Class and that is allocated to dealers as set forth in the applicable Prospectus or in any notice in writing from Distributor or Fund (or its designee), in connection with purchases of such Shares effected to or through Dealer. Dealer acknowledges that such Prospectus or writing may set forth a description of waivers or reductions of the Sales Charge in certain cases and Dealer hereby agrees to inform Distributor and each Fund if any such waiver or reduction is applicable to an order placed through Dealer and waive such portion of the Sales Charge otherwise allocable to Dealer. Each Fund will remit or cause to be remitted to Dealer or to an account Dealer shall designate, that portion of the Sales Charge, if any, to which Dealer is entitled and not yet paid to Dealer. With respect to Shares subject to any deferred sales charge or early withdrawal fee, Dealer shall be entitled at the time of sales of such Shares to compensation specified in the applicable Prospectus or in any notice in writing from Distributor (or its designee) but shall not be entitled to any portion of the Sales Charge paid at the time of redemption or repurchase of such Shares. Dealer shall not be entitled to any portion of a Sales Charge or other compensation until payment for the Shares has been received.

(b) Subject to and in accordance with the terms of the applicable Prospectus for a Fund, Dealer may be paid a portion, to be agreed between the Parties from time to time (determined based on the net assets of the relevant Fund attributable to Shares owned by Dealer customers), of the fees payable by Fund pursuant to a distribution and service plan operating in a manner consistent with Rule 12b-1 of the Investment Company Act (the “Plan”) adopted by a Fund, subject to the Class-specific arrangements for a Fund as set forth on Schedule A hereto (as may be amended from time to time). Such fees may be paid under the Plan for (A) preparing, printing and delivering prospectuses and shareholder reports to prospective shareholders, any activity primarily intended to result in the sale of Shares of a Fund which include, but are not limited to, marketing and promotional services including advertising, providing facilities to answer questions from prospective investors about a Fund, and/or complying with federal and state securities laws pertaining to the sale of shares, (B) the provision of personal and account maintenance services which include, but are not limited to, responding to inquiries of, and furnishing assistance to, shareholders regarding their ownership of Shares of a Fund or their accounts and/or the provision of similar services not otherwise provided by or on behalf of the Funds, and/or (C) certain additional shareholder support or administrative services that do not constitute “any activity which is primarily intended to result in the sale of shares” within the meaning of Rule 12b-1 under the Investment Company Act or “personal and account maintenance services” within the meaning of FINRA Rule 2341 (or any applicable successor rule), or to pay any of the expenses associated with other activities authorized. Notwithstanding any other provision of this agreement, the provisions of this section 5(b) relating to the Plan shall remain in effect for not more than a year and thereafter for successive annual periods only so long as the continuance of the Plan and this agreement is specifically approved at least annually in conformity with Rule 12b-1 and the Investment Company Act, and the provisions of this section 5(b) shall automatically terminate with respect to the Plan in the event of the assignment (as defined in the Investment Company Act) of this agreement, in the event the Plan terminates or ceases to remain in effect. In addition, the provisions of this section 5(b) may be terminated at any time, without penalty, by (i) the applicable Fund(s), in accordance with Rule 12b-1, or (ii) either Party with respect to the Plan on not more than sixty (60) days nor less than thirty (30) days prior written notice delivered to the other Party.

(c) In determining the amount of any commission payable to Dealer, Distributor and each Fund reserve the right to exclude any sales which a Fund reasonably determines are not made in accordance with the terms of the applicable Fund’s Prospectus and the provisions of this Agreement. The Parties agree that the investment adviser to the Fund (“Investment Adviser”) may pay the Dealer additional compensation from its own legitimate profits as set forth in a separate agreement between the Dealer and the Investment Adviser.

(d) If requested by any customer, Dealer shall provide the information regarding each Class offered by a Fund as contemplated by the applicable Prospectus, whether or not Dealer offers such Class to its customers. In the event that Dealer offers more than one Class of a Fund to Dealer’s customers, Dealer shall act in good faith in advising its customers as to the relative advantages of each Class offered through Dealer and as to the availability of any waivers or reductions in Sales Charges.

(e)  If applicable, Dealer hereby authorizes Distributor to pay Dealer’s designated clearing agent (“Clearing Agent”) such fees set forth under this section on Dealer’s behalf.  In such case, Dealer acknowledges and agrees that after Distributor has made payment of such fees to Dealer’s Clearing Agent on Dealer’s behalf: (i) Dealer’s Clearing Agent is solely responsible and liable for direct payment of such fees to Dealer, and Distributor will not pay Dealer directly; (ii) Distributor cannot guarantee payment by Dealer’s Clearing Agent of such fees to Dealer; and (iii) should Dealer not receive payment of such fees from Dealer’s Clearing Agent for any reason, Dealer’s sole recourse is against Dealer’s Clearing Agent.

6.  Transactions in Shares. With respect to all orders Dealer places for the purchase of Shares, unless otherwise agreed, settlement shall be made with the Fund within the Required Settlement Period. If payment is not received within the Required Settlement Period after the execution of any order by or through Dealer, the Fund and/or the Distributor reserve the right, without any notice, to cancel the sale and to hold Dealer responsible for any loss, including loss of profits, suffered by Fund or Distributor resulting from such failure. Dealer shall not be entitled to any gains generated thereby. Dealer also assumes responsibility for any loss to the Fund caused by any order placed by Dealer on an “as-of” basis subsequent to the trade date for the order and will immediately pay such loss to the Fund upon notification or demand. Such orders shall be acceptable only as permitted by the Fund and shall be subject to the Fund’s policies pertaining thereto, which may include receipt of an executed Letter of Indemnity in a form acceptable to the Fund and/or to Distributor prior to the Fund’s acceptance of any such order.

7.  Accuracy of Orders; Customer Signatures. Dealer shall be responsible for the accuracy, timeliness and completeness of any orders transmitted by it on behalf of its customers by any means, including wire or telephone. In addition, Dealer shall guarantee the signatures of its customers when such guarantee is required by the Fund. Dealer agrees to indemnify and hold harmless the Funds and Distributor against any liabilities (including costs of investigation and defense) to which Distributor may become subject as a result of any action taken with respect to repurchases or exchanges upon Dealer’s express instructions.

8.  Indemnification.

(a) Dealer shall indemnify and hold harmless Distributor and Distributor’s officers, directors, agents and employees from and against any claims, liabilities, expenses (including reasonable attorneys’ fees) and losses (collectively, the “Losses”) resulting from (i) any breach by Dealer of any provision of this agreement or (ii) Dealer’s failure to comply with any Applicable Law.

(b) Distributor shall indemnify and hold harmless Dealer and Dealer’s officers, directors, agents and employees from and against any Losses resulting from (i) any breach by Distributor of any provision of this agreement or (ii) any untrue statement of a material fact set forth in the Prospectus or supplemental sales material provided to Dealer by Distributor (and used by Dealer on the terms and for the period specified by Distributor or stated in such material), or omission to state a material fact required to be stated therein to make the statements therein not misleading.

(c) In no event shall anything contained herein be so construed as to protect the Dealer against any liability to the Distributor to which the Dealer would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of Dealer’s obligations or duties under this agreement or by reason of Dealer’s reckless disregard of its obligations or duties under this agreement.

9.  Anti-Money Laundering & Corruption Compliance; Customer Identification Program.

(a) Dealer acknowledges that any purchasers of Shares made pursuant to this agreement are Dealer’s clients and not clients of Distributor for purposes of complying with applicable anti-money laundering laws, rules and regulations and sanctions laws programs in all jurisdictions in which Distributor operates. References to clients of the Dealer in this clause will include all clients on behalf of whom the Dealer acts in its dealings with Distributor; any person controlling, controlled by, or under common control, with such client; the beneficial owner of such client; and any person for whom such client is acting as agent, or nominee.

(b) Dealer represents and warrants to Distributor that: (i) it maintains and will continue to apply an Anti-Money Laundering Policy and Program (“AML Policy”) that meets the requirements of anti-money laundering laws and regulation applicable to Dealer and in force in the jurisdictions in which Dealer will distribute a Fund. Dealer’s AML Policy includes, at a minimum, written policies, procedures and internal controls reasonably designed to prevent, detect and report money laundering, and identify and verify through appropriate due diligence each of Dealer’s clients that purchases Shares pursuant to this agreement; (ii) it and/or its affiliates, or any party hired by the Dealer, will not cause Distributor to violate economic or trade sanctions programs applicable to Distributor (“Sanctions Programs”); and (iii) to the best of the Dealer’s knowledge, none of its clients is an individual, entity, or organization that may subject Distributor to criminal or civil violations of any anti-money laundering laws.

(c) Dealer represents and warrants to Distributor that it has implemented and shall maintain policies, procedures and internal controls reasonably designed to prohibit and prevent those acting on its behalf from: (i) violating any applicable anti-corruption laws or regulations including self-regulatory organization regulations; (ii) giving money or anything of value to obtain or retain business or favorable treatment; and (iii) making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any person, including but not limited to domestic or foreign government officials or employees, customers and commercial counterparties.

(d) To the best of the Dealer’s knowledge and belief after due inquiry, neither it nor anyone acting on behalf of the Dealer, has made or authorized, directly or indirectly: (i) any improper payment or promise to pay; or (ii) any gift or promise to give any money or anything of value to any governmental official, customer, or commercial counterparty for the purpose of improperly influencing any official act or decision of such official, customer, or commercial counterparty or inducing him or her to use his or her influence improperly.

(e) Upon request, but not more than once per year, Dealer shall represent, warrant, and covenant to Distributor in writing that Dealer remains in compliance with the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, codified at 31 USC § 5311 et seq., and the regulations promulgated thereunder, and the laws and regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC) and applicable anti-corruption laws and regulations.

(f) To help the government fight the funding of terrorism and money laundering, federal law requires all financial institutions to obtain, verify, and record information that identifies each registered owner of an account. In some cases, a Fund may also take additional steps to verify the identities of individuals with authority or control over the registered owner, including person(s) able to effect securities transactions on behalf of the registered owner. When the Dealer opens an account, Distributor and/or a Fund may ask for the registered owner’s name, address, and identification number and other information that will allow a Fund to identify the registered owner. To the extent permitted by applicable law, Distributor and each Fund reserves the right: (A) to place limits on transactions in any account until the identity of the investor is verified; or (B) to refuse an investment in a Fund; or (C) to involuntarily redeem an investor’s Shares and close an account in the event that the Fund is unable to verify an investor’s identity.

(g) Dealer shall cooperate with Distributor to satisfy anti-money laundering due diligence policies of the Fund and Distributor, which may include annual compliance certifications and periodic due diligence reviews and/or other requests deemed necessary or appropriate by Distributor or the Fund.

10.  Privacy.

The Parties agree that any Non-Public Personal Information, as the term is defined in Regulation S-P (“Reg S-P”) of the Securities and Exchange Commission (“SEC”), that may be disclosed hereunder is disclosed for the specific purpose of permitting the other Party to perform the services set forth in this agreement. Each Party will, with respect to such information, comply with Reg S-P and will not disclose any Non-Public Personal Information received in connection with this agreement to any other party, except to the extent required to carry out the services set forth in this agreement or as otherwise permitted by law.

11.   Representations, Warranties and Undertakings.

Dealer represents and warrants to and undertakes that:

(a) Dealer is a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which Dealer is organized, and is qualified to act as a broker-dealer in the states or other jurisdictions in which Dealer transacts business.

(b) Upon execution and delivery by the Dealer, and assuming due and valid execution by the Distributor, this agreement will constitute a valid and binding agreement, enforceable against the Dealer in accordance with its terms.

(c) Dealer is familiar with Rule 15c2-8 under the Exchange Act, Section 4(a)(3) of the Securities Act of 1933 (the “Securities Act”) and Section 24(d) of the Investment Company Act relating to the distribution and delivery of preliminary and final prospectuses and agrees that it will comply therewith and that it will deliver a prospectus and any supplements to all customers for whom it accepts an order for purchase of Shares. In connection with a Repurchase Offer for Shares of a Fund, Dealer agrees to deliver promptly or cause to be delivered promptly to each person to whom any such offer is made, a copy of the Repurchase Offer Notice. Dealer agrees to make reasonable efforts to endeavor to obtain proxies from such purchasers whose Shares Dealer is holding as record holder. Additional copies of the Prospectus, annual or interim reports, proxy solicitation materials and Repurchase Offer Notice of the Fund will be supplied to Dealer as Dealer reasonably requests. Dealer further agrees to promptly transmit repurchase requests from its customers to the Fund or its transfer agent or other designee. Upon Dealer’s receipt from a customer of an order for the purchase of Shares of a Fund, Dealer shall send to the customer a written confirmation of the transaction that satisfies the requirements of Rule 10b-10 under the Exchange Act. In addition, upon Distributor’s receipt of payment for Shares of a Fund ordered from Distributor through or by Dealer, Distributor shall send to the customer a written confirmation of such transaction; provided, however, that Distributor shall not send such confirmation to the customer in such cases where Dealer is the record owner of such Shares or where Distributor has agreed with Dealer that Distributor shall not send such confirmation to the customer.

(d) Dealer will obtain from each customer to whom Dealer sells Shares of a Fund any taxpayer identification number certification required under Section 3406 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder.

(e) Dealer agrees that it will maintain the registrations, qualifications and memberships referred to in sections 1(f) and 11(a) of this agreement in good standing and in full force and effect throughout the term of this agreement.

(f) Dealer undertakes to comply with respect to its offering of Shares of the Funds to the public pursuant to this agreement with all applicable provisions of the Securities Act, the Exchange Act and the Investment Company Act and the rules and regulations thereunder and with the applicable rules of FINRA, and Dealer will indemnify and hold the Distributor harmless against any liabilities (including costs of investigation and defense) to which the Distributor becomes subject in respect of Dealer’s breach of this section 11.

(g) Dealer covenants and agrees that it will only offer or sell Shares of the Funds to “U.S. persons” and that all offering or other solicitation activities in which Dealer engages shall be conducted by Dealer or any of its agents solely within the “United States”, in each case as defined in Rule 902 under the Securities Act. In addition, Dealer covenants and agrees that Dealer shall have received and shall maintain duly executed and completed Internal Revenue Service Form W-9’s for each one of Dealer’s customers and shall update such Form W-9’s as may be required by law. Dealer further covenants and agrees that Dealer shall provide to any customer that is a shareholder, and shall file with any applicable tax authority, all forms, reports, certificates or other documents required by law with respect to any distributions or transactions involving Shares held by or on behalf of such customer, including (but not limited to) IRS Form 1099 annually.

12.  Amendments. This agreement may be amended from time to time by the following procedure. Distributor will mail a copy of the amendment to Dealer at Dealer’s address shown below or as registered as Dealer’s main office from time to time with FINRA. If Dealer does not object to the amendment within fifteen (15) days after its receipt, the amendment will become a part of this agreement. Dealer’s objection must be in writing and be received by Distributor within such fifteen (15) days. All amendments shall be in writing and, except as provided above, executed by both Parties.

13.  Termination. This agreement may be terminated by either Party, without penalty, upon ten (10) days’ prior written notice to the other Party. Any of Dealer’s suspension or expulsion from FINRA, the termination or suspension of Dealer’s registration with the SEC, or the termination or suspension of Dealer’s license to do business by any state or other jurisdiction will automatically terminate this agreement without notice. The occurrence of any event that terminates a Fund’s Distribution Agreement with Distributor will automatically terminate this agreement as to such Fund without notice. Dealer agrees to notify Distributor promptly in writing of any such action or event. Any unfulfilled obligations hereunder, and all obligations of indemnification, shall survive the termination of this agreement.

14.   Assignment. This agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  No Party may assign this agreement nor any rights, privileges, duties or obligations hereunder without the prior written consent of the other Party, except that Distributor may assign or transfer this agreement to any broker-dealer which becomes the underwriter of the Fund without obtaining Dealer’s written consent. For the avoidance of doubt, the Parties agree that a change of control of the Distributor shall not constitute an assignment of this agreement.

15.  Notices. All notices and other communications to Distributor shall be sent to it at Three Canal Plaza, Suite 100, Portland, ME 04101, Attn: Legal Department, or at such other address as Distributor may designate in writing. All notices and other communications to Dealer shall be sent to it at the address set forth below or at such other address as Dealer may designate in writing. All notices required or permitted to be given pursuant to this agreement shall be given in writing and delivered by personal delivery, by postage prepaid mail, electronic mail, or by facsimile or similar means of same-day delivery.

16.  Authorization. Each Party represents to the other that (i) all requisite corporate proceedings have been undertaken to authorize it to enter into and perform under this agreement as contemplated herein and (ii) the individual that has signed this agreement below on its behalf is a duly elected officer that has been empowered to act for and on behalf of it with respect to the execution of this agreement.

17.  Directed Brokerage Prohibitions. Neither Party shall direct Fund portfolio securities transactions or related remuneration to compensate Dealer for any promotion or sale of Shares under this agreement. Distributor also will not directly or indirectly compensate Dealer in contravention of Rule 12b-1(h) of the Investment Company Act.

18.  Arbitration. Any controversy or claim arising out of or relating to this agreement, or any breach thereof, shall be settled by arbitration in accordance with the then existing FINRA Code of Arbitration Procedure. Any arbitration shall be conducted in New York, New York, and each arbitrator shall be from the securities industry. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

19.  No Association or Agency. Nothing herein contained shall be considered to establish an exclusive arrangement or constitute the Distributor partners with Dealer or with any other dealer. The Parties hereby elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Code and agree not to take any position inconsistent with that election. Except as provided in section 1(d), neither Party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other Party. This agreement is not intended to, and shall not, create any rights against either Party hereto by any third party solely on account of this agreement. Neither Party hereto shall use the name of the other Party in any manner without the other Party’s prior written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any promotional programs mutually agreed upon in writing by the Parties hereto.

20.  Miscellaneous. This agreement supersedes any other agreement between the Parties with respect to the offer and sale of Shares and other matters covered herein. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. This agreement may be executed in any number of counterparts, which together shall constitute one instrument. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles and shall bind and inure to the benefit of the Parties and their respective successors and assigns. This agreement has been negotiated and executed by the Parties in English. In the event any translation of this agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this agreement to be executed by a duly authorized officer on one or more counterparts as of the date first written above.

FORESIDE FUND SERVICES, LLC

By:
Name:
Title:

[DEALER NAME]

By:
Name:
Title:

Address of Dealer:

Operations Contact:

Name:
Phone:
Email:

SCHEDULE A

Funds & Share Classes Offered

The following are the Funds and Share Classes covered by this agreement:

WVB All Markets Fund

Share Class	Shareholder Servicing Fee (as stated in the Prospectus)	Distribution Fee (as stated in the Prospectus)
A	0.25%	0.00%
M	0.00%	0.75%
I	0.00%	0.00%